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                                                                    EXHIBIT 11.1

                               ATL PRODUCTS, INC.

                        COMPUTATION OF EARNINGS PER SHARE


                                                                Year Ended March 31
                                                       --------------------------------------
                                                          1995          1996          1997
                                                       ----------    ----------    ----------
Average shares outstanding                              8,005,000     8,005,000     8,118,014

Shares related to SAB No. 83                              479,455       479,455       479,455
                                                       ----------    ----------    ----------
Shares used in computing net income (loss) per share    8,484,455     8,484,455     8,597,469
                                                       ==========    ==========    ==========

Net income (loss)                                      (7,515,000)   (1,189,000)    3,931,000

Income (loss) per share                                $    (0.89)   $    (0.14)   $     0.46
                                                       ==========    ==========    ==========